UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2009

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W University Dr, Suite 231 Tempe, AZ 85281	85281-3291
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 553 5795

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 14, 2009 (the “Closing Date”), Modavox, Inc. (the “Company” or “Modavox”) and New Aug, LLC, a Delaware limited liability company doing business as Augme Mobile, entered into the Asset Purchase Agreement between Modavox, Inc. and New Aug, LLC (“Asset Purchase Agreement”), which Asset Purchase Agreement amended the parties’ previously executed Plan of Reorganization and Stock Purchase Agreement effective as of January 16, 2009 (the “Agreement Date”).  Pursuant to the Asset Purchase Agreement, Modavox acquired, as of the same date, one hundred percent (100%) of the business and assets of New Aug, LLC (described below), in exchange for a total of 3,666,667 shares of Modavox common stock, 200,000 shares of which were previously issued to New Aug, LLC, as a non-refundable deposit  pursuant to the parties’ Letter of Intent dated November 24, 2008. In addition, as part of the purchase price, Modavox previously funded $325,000 in operating cash to fund the Augme Mobile business operations for the period commencing on the Agreement Date and ending on the Closing Date. The 3,666,667 shares represent approximately 7.7% of Modavox’s outstanding shares of common stock immediately after closing.

The Asset Purchase Agreement amended the parties previously executed Plan of Reorganization and Stock Purchase Agreement by, among other things, accelerating acquisition of 100% of the business and assets of New Aug, LLC, and removing the closing contingency which required Modavox to provide $675,000 in additional operating cash.

The acquired Augme Mobile assets and business center upon Augme’s Web-based marketing platform (the AD LIFE™ Platform) and related mobile marketing business, which provides marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers (users of mobile phones and portable digital devices) through traditional print advertising channels.  The purchased assets include the assets used in, or held for use in, Augme Mobile’s  business operations, including intellectual property, trademarks and other intangibles, software and all other technology, contracts and other property owned by Augme Mobile prior to the Closing.

As part of the acquisition, three members of Augme’s management team agreed to join the Modavox team immediately to support the acquisition and enhance the Company’s executive management group. Anthony Iacovone joins as Chief Innovation Officer, James Lawson joins as Chief Legal Officer and General Counsel, and Scott Russo joins as Chief Operations Officer. See Item 5.02 for further information regarding these officers.

The description contained in this Item 2.01 of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 2.1. The Company's press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item  5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Appointments

On July 14, 2009, in connection with the acquisition described in Item 2.01 above, the Modavox Board of Directors appointed Anthony Iacovone as Chief Innovation Officer, James Lawson as Chief Legal Officer and General Counsel and Scott Russo as Chief Operations Officer.

Executive Experience

Anthony Iacovone,, age 36, will join Modavox as its Chief Innovation Officer.  Prior to joining Modavox, beginning in January, 2008, Mr. Iacovone was a Managing Member and Chief Strategy Officer for Augme Mobile.  Before that, from September, 2005 through December, 2007, Mr. Iacovone was Vice President of Business Development at Mobile Data Systems.

James Lawson, age 37,will join Modavox as its Chief Legal Officer and General Counsel. Prior to that, beginning in April, 2008, Mr. Lawson was a Managing Member and COO and General Counsel of Augme Mobile.  Prior to that, from September, 2006, through January, 2008, Mr. Lawson was General Counsel of Interactions Corporation.  Prior to that, beginning in 1997, Mr. Lawson practiced law in law firms in Chicago, Illinois and, more recently, as a partner in the Washington, DC, office of McDermott, Will & Emery, LLP.

Scott Russo, age 37, will join Modavox as its Chief Operating Officer.  Prior to that, beginning in April, 2008, Mr. Russo was a Managing Member and CEO of Augme Mobile.  Prior to that, from April, 2005, through January, 2008, Mr. Russo was Vice President of Business Development at Interactions Corporation.  Prior to that, beginning in April, 2001, Mr. Russo was a Director of Business Operations at Avaya, Inc.

Compensation Terms

The Company is in the process of creating written agreements with Messrs. Iacovone, Lawson and Russo regarding their service for the Company.  The Company’s Board of Directors has approved compensation terms that include, per Executive: (i) annualized cash compensation of $125,000 (through the Company’s second fiscal quarter); $140,000 thereafter; (ii) 250,000 common stock options (which options vest over three (3) years but vest immediately upon a change of control of the Company or termination of the Executive without cause); and (iii) cash severance equal to eighteen (18) months’ of the Executive’s annual cash compensation, payable upon change of control of the Company or termination of the Executive without cause; and (iv) additional performance-based compensation to be determined.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

As  permitted  by  Item 9.01(a)(4)  of  Form  8-K,  the financial  statements required by  Item  9.01(a)(1)  of Form 8-K will be filed pursuant to an amendment to this Current  Report on Form 8-K not later than seventy-one (71) calendar days after the date this Current  Report must be filed.

(b)	Pro Forma Financial Information.

As  permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b)(1)  of  Form 8-K will be filed pursuant to an amendment  to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date  this Current Report must be filed.

(d)	Exhibits

Exhibit 2.1	Asset Purchase Agreement Between Modavox, Inc. and New Aug, LLC, effective July 14, 2009.

Exhibit 2.2	Plan of Reorganization and Stock Purchase Agreement effective as of January 16, 2009 (including amendments thereto).

Exhibit 99.1	Press release dated July 14, 2009 reporting the completion of the acquisition of the business and assets of New Aug, LLC.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODAVOX, INC. (Registrant)
Date: July 15, 2009	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)